SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               Patriot Bank Corp.
                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11.

         1) Title of each class of securities to which transaction applies:
            .......................................................
         2) Aggregate number of securities to which transaction applies:
            .......................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            .......................................................
         4) Proposed maximum aggregate value of transaction:
            .......................................................
         5) Total fee paid:
            ......................................................

[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as provided by the
         Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
         2) Form, Schedule or Registration Statement No.:
         3) Filing Party:
         4) Date Filed:

                               PATRIOT BANK CORP.
                             High & Hanover Streets
                          Pottstown, Pennsylvania 19464
                                 (610) 323-1500

                                                                 March 24, 1997

Fellow Stockholders:

     You are cordially invited to attend the annual meeting of stockholders (the "Annual Meeting") of Patriot Bank Corp. and subsidiaries (the "Company"), which will be held on April 24, 1997, at 2:00 p.m., Eastern Standard Time, at Brookside, Prospect and Adams Streets, Pottstown, Pennsylvania.

     The attached notice of the annual meeting and the proxy statement describe the formal business to be transacted at the annual meeting. Directors and officers of the Company, as well as a representative of Grant Thornton LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that our stockholders may have regarding the business to be transacted.

     The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the proxy statement, the Board unanimously recommends that you vote "FOR" each of the nominees as directors specified under Proposal 1 and "FOR" Proposal 2.

     Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

     On behalf of the Board of Directors and all of the employees of the Company, we thank you for your continued interest and support.

                                             Sincerely yours,



                                             Gary N. Gieringer
                                             Chairman of the Board and
                                             Chief Executive Officer



                                             Joseph W. Major
                                             President, Chief Operating
                                             Officer and Director

                               PATRIOT BANK CORP.
                             High & Hanover Streets
                          Pottstown, Pennsylvania 19464
                                 (610) 323-1500
                       ----------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on April 24, 1997
                       ----------------------------------

     NOTICE IS HEREBY GIVEN that the first annual meeting of stockholders (the "Annual Meeting") of Patriot Bank Corp. and subsidiaries (the "Company") will be held on April 24, 1997, at 2:00 p.m., Eastern Standard Time, at Brookside, Prospect and Adams Streets, Pottstown, Pennsylvania.

     The purpose of the Annual Meeting is to consider and vote upon the following matters:

     1. The election of three directors for terms of three years each or until their successors are elected and qualified;

     2. The ratification of the appointment of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending December 31, 1997; and

     3. Such other matters as may properly come before the meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

     The Board of Directors has established March 10, 1997, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Only recordholders of the common stock of the Company as of the close of business on such record date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the Annual Meeting will be available at Patriot Bank, High & Hanover Streets, Pottstown, Pennsylvania 19464, for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting itself.

                                         By Order of the Board of Directors


                                         Paulette A. Strunk
                                         Secretary

Pottstown, Pennsylvania
March 24, 1997

                               PATRIOT BANK CORP.
                             -----------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 24, 1997
                             -----------------------

Solicitation and Voting of Proxies

     This proxy statement is being furnished to stockholders of Patriot Bank Corp. and subsidiaries (the "Company") in connection with the solicitation by the Board of Directors ("Board of Directors" or "Board") of proxies to be used at the annual meeting of stockholders (the "Annual Meeting"), to be held on April 24, 1997 at 2:00 p.m. at Brookside, Prospect and Adams Streets, Pottstown, Pennsylvania and at any adjournments thereof. The 1996 Annual Report to Stockholders, including consolidated financial statements for the fiscal year ended December 31, 1996, accompanies this proxy statement, which is first being mailed to recordholders on or about March 24, 1997.

     Regardless of the number of shares of common stock owned, it is important that recordholders of a majority of the shares be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxy cards will be voted FOR the election of the nominees for director named in this proxy statement and FOR the ratification of Grant Thornton as independent auditors of the Company for the fiscal year ending December 31, 1997.

     Other than the matters set forth on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

     A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Annual Meeting.

     The cost of solicitation of proxies on behalf of management will be borne by the Company. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Company without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities

     The securities which may be voted at the Annual Meeting consist of shares of common stock of the Company ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below. There is no cumulative voting for the election of directors.

     The close of business on March 10, 1997 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 4,105,502 shares.

     As provided in the Company's Certificate of Incorporation, recordholders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as, by persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit to supply information to the Company to enable the Board of Directors to implement and apply the Limit.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company's certificate of incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote "FOR" the election of the nominees proposed by the Board of Directors, or to "WITHHOLD" authority to vote for one or more of the nominees being proposed. Under Delaware law and the Company's bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the approval of Grant Thornton LLP as independent auditors of the Company and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, you may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. Under the Company's bylaws, unless otherwise required by law, all such matters shall be determined by a majority of the votes cast, without regard to either (a) broker non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

     Proxies solicited hereby will be returned to the Company's transfer agent, Registrar and Transfer Company, and will be tabulated by inspectors of election designated by the Board of Directors, who will not be employed by, or a director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

Security Ownership of Certain Beneficial Owners

     The following table sets forth information as to those persons believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock on the Record Date or as disclosed in certain reports regarding such ownership filed by such persons with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that owns more than 5% of the Company's Common Stock as of the Record Date.

                             Name and Address of           Amount and Nature of    Percent
   Title of Class             Beneficial Owner             Beneficial Ownership    of Class
--------------------   --------------------------------   ----------------------  -----------


Common Stock           Patriot Bank                             361,836(1)           8.81%
                       Employee Stock Ownership
                       Plan ("ESOP")
                       High & Hanover Streets
                       Pottstown, Pennsylvania  19464


Common Stock           John Hancock Mutual Life                 348,000(2)           8.48%
                       Insurance Company
                       101 Huntington Avenue
                       Boston, Massachusetts  02199


----------------
(1) Shares of Common Stock were acquired by the ESOP in the Conversion. The ESOP Committee of the Board of Directors administers the ESOP. CoreStates Financial Corp., as successor to Meridian Trust Company, has been appointed as the corporate trustee for the ESOP ("ESOP Trustee"). The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. At March 10, 1997, 53,323 shares had been allocated under the ESOP and 308,513 shares remain unallocated. With respect to unallocated shares, such unallocated shares will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

(2)  Based upon an amendment to Schedule 13G filed on February 12, 1997.

                     PROPOSALS TO BE VOTED ON AT THE MEETING

                        PROPOSAL 1. ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of seven (7) directors and is divided into three classes. Each of the seven members of the Board of Directors of the Company also presently serves as a director of the Bank. Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

     The three nominees proposed for election at this Annual Meeting are John H. Diehl, Samuel N. Landis, and Joseph W. Major. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

     In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the nominee is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the election of the nominees proposed by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Information with respect to the Nominees and Continuing Directors

     The following table sets forth, as of the Record Date, the names of the nominees, continuing directors and Named Executive Officers (as defined below) as well as their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each director became a director of the Bank, the year in which their terms (or in the case of the nominees, their proposed terms) as director of the Company expire. The table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each director and Named Executive Officer and all directors and executive officers as a group as of the Record Date.

                                                                                           Shares of
Name and Principal                                                     Expiration        Common Stock         Percent
Occupation at Present                                     Director     of Term as        Beneficially            of
and for Past Five Years                          Age      Since(1)      Director        Owned(2)(3)(4)         Class
-----------------------                          ---      --------      --------        --------------         -----
NOMINEES

John H. Diehl................................    80         1981          2000               40,913             1.00%
Retired insurance broker

Samuel N. Landis.............................    72         1988          2000               57,046             1.39%
Retired general contractor

Joseph W. Major..............................    41         1990          2000               94,679             2.31%
President and Chief Operating Officer of
the Company and the Bank since
September 1995.  Prior to his appointment
at the Company and the Bank, Mr. Major
was a partner in the law firm of Mauger &
Major.

CONTINUING DIRECTORS

Gary N. Gieringer............................    56         1987          1999               79,464             1.94%
Chairman of the Board and Chief
Executive Officer of the Company and the
Bank since September 1995.  Mr.
Gieringer served as President and Chief
Executive Officer of the Bank from 1987
until September 1995.

Leonard A. Huff..............................    85         1951          1999               33,046                 *
Retired industrial superintendent

Larry V. Thren...............................    55         1992          1998               39,046                 *
Vice President of Human Resources and
Hospital Operations, Pottstown Memorial
Medical Center since 1988.

James B. Elliott.............................    56         1990          1998               34,046                 *
Principal, Stratecon, Inc.

NAMED EXECUTIVE OFFICER WHO
IS NOT A DIRECTOR

Richard A. Elko..............................    36          --            --                24,600                 *
Executive Vice President and Chief
Financial Officer of the Company and the
Bank since January 1996.  Prior to his
appointment at the Company and the
Bank, Mr. Elko was Corporate Controller
at Sovereign Bancorp.

                                                                                           Shares of
Name and Principal                                                     Expiration        Common Stock         Percent
Occupation at Present                                     Director     of Term as        Beneficially            of
and for Past Five Years                          Age      Since(1)      Director        Owned(2)(3)(4)         Class
-----------------------                          ---      --------      --------        --------------         -----
Stock Ownership of all Directors                 --          --            --              414,404(5)          10.09%
and Executive Officers as a Group
(10 persons)

----------------
*    Represents less than one percent of the outstanding Common Stock.

(1) Includes years of service as a director of the Company's predecessor, the Bank.

(2) Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported herein (except as noted).

(3) Includes 9,046 stock awards granted to each outside director and 45,228, 45,228 and 12,000 stock awards granted to Messrs. Gieringer, Major and Elko, respectively, under the Patriot Bank Corp. 1996 Stock-Based Incentive Plan (the "Incentive Plan"). Stock Awards granted under the Incentive Plan vest in five equal annual installments commencing on June 7, 1997, the first anniversary of the effective date of the stock award.

(4) Does not include 22,614 shares subject to options granted to each outside director and 113,074, 113,074 and 67,843 shares subject to options granted to Messrs. Gieringer, Major and Elko, respectively, under the Incentive Plan. All options granted under the Incentive Plan become exercisable in five equal annual installments commencing on June 7, 1997, the first anniversary of the effective date of the grant.

(5) Includes a total of 152,006 shares awarded under the Incentive Plan as to which voting may be directed.


Meetings of the Board of Directors and Committees of the Board of Directors

     The Board of Directors of the Company conducts its business through meetings of the Board of Directors and through activities of its committees. The Board of Directors of the Company meets monthly and may have additional meetings as needed. During fiscal 1996, the Board of Directors of the Company held 15 meetings. All of the directors of the Company attended at least 75% of the total number of the Company's Board meetings held and committee meetings on which such directors served during fiscal 1996. The Board of Directors of the Company maintains committees, the nature and composition of which are described below:

     Audit Committee. The Audit Committee of the Company consists of Messrs. Elliott, Diehl and Huff who are outside directors. The Audit Committee is responsible for reporting to the Board on the general financial condition of the Company and the results of the annual audit, and is responsible for ensuring that the Company's activities are being conducted in accordance with applicable laws and regulations. The Audit Committee met 8 times in fiscal 1996.

     Nominating Committee. The Company's Nominating Committee for the 1997 Annual Meeting consists of the entire Board of Directors. The committee considers and recommends the nominees for director to stand for election at the Company's annual meeting of shareholders. The Company's Certificate of Incorporation and bylaws provide for stockholder nominations of directors. These provisions require such nominations to be made pursuant to timely notice in writing to the Secretary of the Company. The shareholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by the Company's bylaws and by the Exchange Act. The Nominating Committee met on January 23, 1997.

     Compensation Committee. The Compensation Committee of the Company consists of Messrs. Thren, Landis, Elliott, Gieringer, Major and Allen Wagner, Vice President, Team Member Services, Patriot Bank. The Compensation Committee meets to establish compensation and benefits for the executive officers and to review the incentive compensation programs when necessary. The Compensation Committee is also responsible for establishing certain guidelines and limits for compensation for other salaried officers and employees of the Company. The Compensation Committee met 4 times in fiscal 1996.

Directors' Compensation

     Directors' Fees. Non-employee directors are currently paid an annual retainer of $15,000, plus an additional fee ranging from $1,000 to $6,000 to the chairman of certain committees.

     Incentive Plan. On June 7, 1996, stockholders approved the Patriot Bank Corp 1996 Stock-Based Incentive Plan, under which all directors who are not also employees of the Company are eligible to receive stock awards and options to purchase Common Stock. Under the Incentive Plan, each director was granted non-statutory options to purchase 22,614 shares of common stock at an exercise price of $10.78125, which was the fair market value of shares on the effective date of the grant. Options become exercisable in five (5) equal annual installments commencing one year from the effective date of the grant.

Executive Compensation

     The report of the Compensation Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Compensation Committee Report on Executive Compensation. Under rules established by the Securities and Exchange Commission ("SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee (the "Committee"), at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

     Compensation Policies. The Compensation Committee of the Board has established a policy for executive compensation, taking into account both subjective performance criteria and certain specified objective performance measures. The purpose of the policy is to: (i) provide compensation opportunities which are competitive with other banking institutions; (ii) support the Company's goal setting and strategic planning process; (iii) motivate the executive management of the Company to achieve profit and other key goals of the institution, including but not limited to the Company's commitment to the communities it serves, to its employees, customers and investors; (iv) motivate the executive management to operate the Company in a safe and sound manner, and in compliance with all pertinent governmental and regulatory requirements; and (v) minimize potential overhead by designating a portion of the annual compensation of executives as variable rather than fixed.

     During the course of 1996, the Company took into account a variety of objective and subjective criteria in evaluating the performance of the executive management of the Company. The Committee assessed in detail the various challenges facing the Company, both from a historical capital and operational standpoint, and the significant competitive pressures within the Company's trading areas. In the course of this assessment of competitive salary ranges among other similarly situated institutions, it was noted that competitive executive compensation packages vary in relationship to these various subject and objective factors. A variety of resources were utilized which provided peer data regarding executive compensation and financial performance of the company, which included but was not limited to the "SNL Executive Compensation Review 1996" for both Commercial Banks and Thirfts, assessments which review executive compensation and company performance for publicly traded banks and thirfts. The Committee generally gave greater weight to the SNL Public Thrift Survey because those institutions, similar to the Company, are all publicly held thirfts or thrift holding companies. Comparisons were made with institutions located within Southeastern Pennsylvania, the Middle Atlantic Trading area, and relative to National averages. The peer groups considered in these analyses are not necessarily comprised of the same institutions used in the peer group for the stock performance graph. Additionally, the Company took into account executive compensation plans of other local non-banking companies and institutions.

     In establishing an Executive Compensation Plan for 1996, the Executive Committee of the institution established certain specific objectives for executive management, which included the creation and execution of a strategic business plan, strengthening of senior management, and reaching certain financial goals based on asset size, earnings per share, net income, return on assets and return on equity.

     Additionally, the Company utilized a number of subjective elements as part of the decision making process regarding executive compensation. The individual skills and talents of the Executive managers of the Company, including but not limited to experience, leadership ability, planning and organizational skills, administrative talent, vision for the future, and work ethic were given consideration in establishing executive compensation.

     Compensation of the Chief Executive Officer and President. During the course of 1996, Mr. Gieringer, as Chief Executive Officer and Chairman, and Mr. Major, as President and Chief Operating Officer, satisfactorily accomplished all of the objective performance criteria of the institution, and addressed a number of other challenges facing the Company. In addition, the Company showed growth in asset size and earnings, and continued to report asset quality superior to the various peer groups considered. Consistent with these various objective and subjective measures, the compensation Committee increased the salary level for Mr. Gieringer to $176,000, and also paid a year end bonus of $72,436. Mr. Major's salary was increased to $125,000 a year, plus a year-end bonus of $82,696.

     The Compensation Committee specifically noted that the bonus elements of compensation were partially subjective in nature, and in-part based upon satisfactory accomplishment of the objective requirements of the Company in 1996. It furthermore concluded that the payment of this compensation package was necessary in order to meet the aforestated policies of the Company and to maintain the continuity and high performance of management. Based on the aforementioned surveys, total compensation to Messrs. Gieringer and Major was in the mid range of other institutions of similar asset size. Both Mr. Gieringer and Mr. Major have employment contracts (see "Employment Contracts").


                           The Compensation Committee

                  Larry V. Thren                     Gary N. Gieringer
                  Samuel N. Landis                   Joseph W. Major
                  James B. Elliott                   Allen L. Wagner

     Stock Performance Graph. The following graph shows a comparison of total stockholder return on the Company's Common Stock, based on the market price of the Common Stock with the cumulative total return of companies on the Nasdaq Stock Market (U.S.) Index and Media General Index for Savings Institutions for the period beginning on November 4, 1995, the day the Company's Common Stock began trading, through December 31, 1996. The graph was derived from a very limited period of time, and, as a result, may not be indicative of possible future performance of the Company's Common Stock. The data was supplied by Media General Financial Services.

  Comparison of Cumulative Total Returns for Patriot Bank Corp. Common Stock, the Nasdaq Stock Market Index and the MG Index for Savings Institutions


                                                            SUMMARY


                                   12/04/95  12/29/95  03/29/96  06/28/96  09/30/96  12/31/96
                                   --------  --------  --------  --------  --------  --------
Patriot Bank Corp.                 100.000   128.810   127.610   127.610   145.020   162.060
Nasdaq Composite Index (U.S.)      100.000    99.630   104.240   111.960   115.050   120.460
MG Index for Savings
  Institutions                     100.000   101.940   103.680   105.860   115.840   131.610


Notes:
   A. The lines represent quarterly index levels derived from compounded daily returns that include all dividends.
   B. The indexes are reweighted daily, used the market capitalization on the previous trading day.
   C. If the quarterly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
   D. The index level for all the series was set to $100.00 on 12/04/95.

     Summary Compensation Table. The following table shows, for the years ended December 31, 1996, 1995 and 1994, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Chairman of the Board and Chief Executive Officer, President and Chief Operating Officer, and Executive Vice President and Chief Financial Officer of the Company ("Named Executive Officers").


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                      Long Term Compensation
                                                                               ------------------------------------
                                               Annual Compensation                        Awards        Payouts
                                 ----------------------------------------------------------------------------------
                                                                  Other          Restricted                                All
                                                                  Annual           Stock                  LTIP            Other
Name and Principal                     Salary       Bonus      Compensation        Awards      Options   Payouts       Compensation
Position (1)                Year       ($)(2)        ($)          ($)(3)           ($)(4)       (#)(5)   ($)(6)            ($)
--------------------------------------------------------------------------------------------- -------------------------------------
Gary N. Gieringer,          1996       $165,539    $72,436         $ --           $487,614     113,074   $ --            $26,554(7)
Chairman of the Board,      1995        158,650     30,000           --                 --          --     --              4,620
Chief Executive Officer     1994        171,000      2,500           --                 --          --     --              4,180
and Director

Joseph W. Major             1996       $105,385    $82,696         $ --           $487,614     113,074   $ --            $22,226(7)
President, Chief            1995         32,256     12,500           --                 --          --     --                 --
Operating Officer           1994             --         --           --                 --          --     --                 --
and Director

Richard A. Elko             1996        $95,457    $52,218         $ --           $129,375      67,843   $ --            $    --
Executive Vice              1995             --         --           --                 --          --     --                 --
President and Chief         1994             --         --           --                 --          --     --                 --
Financial Officer

-------------------------------
(1) Mr. Gieringer served as President, Chief Executive Officer and Director of the Bank from 1987 until August 1995. In August 1995, Mr. Gieringer was appointed as Chairman of the Board and Chief Executive Officer. Mr. Major was appointed as President and Chief Operating Officer in August 1995. Mr. Elko was appointed as Executive Vice President and Chief Financial Officer in January 1996.
(2) Includes compensation deferred at the election of Messrs. Gieringer and Major through the Company's 401(k) Plan.
(3) There were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the last year, (b) payments of above-market preferential earnings on deferred compensation, (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation, (d) tax payment reimbursements, or (e) preferential discounts on stock.
(4) Pursuant to the Incentive Plan, Messrs. Gieringer, Major and Elko were awarded 45,228, 45,228 and 12,000 shares of Common Stock, respectively, in fiscal 1996 which had a market value on June 7, 1996, the date of grant, of $487,614, $487,614 and $129,375. Stock Awards granted under the Incentive Plan vest in five equal annual installments commencing on June 7, 1997, the first anniversary of the effective date of the stock award. As of December 31, 1996, the market value of the 45,228, 45,228 and 12,000 shares was $610,578, $610,578 and $162,000, respectively.
(5) Includes shares subject to options granted to Messrs. Gieringer, Major and Elko under the Stock Option Plan. All options granted under the Incentive Plan become exercisable in five equal annual installments commencing on June 7, 1997, the first anniversary of the effective date of the grant.
(6) For 1996, 1995 and 1994, the Company had no long-term incentive plans in existence. Accordingly, there were no payments or awards under any long-term incentive plan.
(7) Includes 1,624 and 1,588 shares allocated to Messrs. Gieringer and Major, respectively, for fiscal 1996 pursuant to the ESOP with a market value of $21,924 and $21,438, respectively. Includes $4,620 and $788 in matching and discretionary contributions by the Company to the Company's 401(k) plan during the last fiscal year for Messrs. Gieringer and Major, respectively.

Employment Agreements

     The Bank and the Company have entered into employment agreements with Messrs. Gieringer, Major and Elko, (individually, the "Executive"). These employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of Messrs. Gieringer, Major and Elko.

     The employment agreements provide for a three-year term for Messrs. Gieringer, Major and Elko. The Bank employment agreements provide that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may extend the agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of the Executive. The terms of the Company employment agreements shall be extended on a daily basis unless written notice of non-renewal is given by the Board of the Company. The agreements provide that the Executive's base salary will be reviewed annually. The current base salaries for Messrs. Gieringer, Major and Elko are $176,000, $125,000 and $110,000, respectively. In addition to the base salary, the agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to executive personnel. The agreements provide for termination by the Bank or the Company for cause as defined in the agreements at any time. In the event the Bank or the Company chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank and the Company upon: (i) failure to re-elect the Executive to his current offices; (ii) a material change in the Executive's functions, duties or responsibilities; (iii) a relocation of the Executive's principal place of employment by more than 20 miles; (iv) a material reduction in the benefits and perquisites provided to the Executive; (v) liquidation or dissolution of the Bank or the Company; or (vi) a breach of the agreement by the Bank or the Company, the Executive or, in the event of death, his beneficiary would be entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank or the Company during the remaining term of the agreement. The Bank and the Company would also continue and pay for the Executive's life, health and disability coverage for the remaining term of the Agreement.

     Under the agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company, the Executive or, in the event of the Executive's death, his beneficiary, would be entitled to a severance payment equal to the greater of: (i) the payments due for the remaining term of the agreement; or (ii) three times the average of the five preceding taxable years' annual compensation. The Bank and the Company would also continue the Executive's life, health, and disability coverage for thirty-six months. Notwithstanding that both agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement. Based solely on the Compensation reported in the Summary Compensation Table for 1996 and excluding any benefits under any employee plan which may be payable, following a change in control and termination of employment Messrs. Gieringer, Major and Elko would receive approximately $713,925,

$564,243, and $443,025, respectively, in severance payments in addition to other non-cash benefits provided for under the agreements.

     Payments under the agreements in the event of a change in control may constitute some portion of an excess parachute payment under Section 280G of the Internal Revenue Code (the "Code") for executive officers, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Bank.

     Payments to the Executive under the Bank's agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company's agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Agreements shall be paid by the Bank or Company, respectively, if the Executive is successful pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively.

     Incentive Plan. On June 7, 1996, the stockholders approved the Patriot Bank Corp. 1996 Stock-Based Incentive Plan ("Incentive Plan") under which all employees of the Company are eligible to receive awards. The Company maintains the Incentive Plan which provides discretionary awards to officers and key employees as determined by a committee of non-employee directors. The following table lists all grants of options under the Incentive Plan to the Named Executive Officers for fiscal 1996 and contains certain information about potential value of those options based upon certain assumptions as to the appreciation of the Company's stock over the life of the option.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

                                                                                             Potential Realizable
                                                                                               Value at Assumed
                                                                                                Annual Rates of
                                                                                                  Stock Price
                                                                                               Appreciation for
                                   Individual Grants                                              Options(1)
----------------------------------------------------------------------------------------    -----------------------
                            Number of
                           Securities          % of Total
                           Underlying         Option/SARs     Exercise or
                            Options/           Granted to      Base Price
                          SARs Granted        Employees in        Per        Expiration
         Name             (#)(2)(3)(4)        Fiscal Year        Share        Date(5)           5%          10%
----------------------   ---------------     --------------   ------------  ------------    ----------   ----------

Gary N. Gieringer             113,074              26.6%        10.78125       6-7-06         $766,670   $1,942,891
Joseph W. Major               113,074              26.6%        10.78125       6-7-06          766,670    1,942,891
Richard A. Elko                67,843              16.0%        10.78125       6-7-06          459,995    1,165,718

-----------------------------
(1) The amounts represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be realized.
(2) Options granted pursuant to the Incentive Plan become exercisable in equal installments at an annual rate of 20% beginning June 7, 1997.
(3)  The purchase price may be paid in cash or in Common Stock.
(4)  To the extent possible, options will be treated as incentive options.
(5)  The option term is ten years.

     The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding options held by the Named Executive Officers as of March 10, 1997. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such

                        Fiscal Year-End Option/SAR Values

                                                                                    Value of
                                        Number of Securities                       Unexercised
                                       Underlying Unexercised                     In-the-Money
                                           Options/SARs at                       Option/SARs at
                                         Fiscal Year End(#)                    Fiscal Year End($)
                                -------------------------------------   ------------------------------
            Name                          Unexercisable(1)                      Unexercisable(2)
-----------------------------   -------------------------------------   ------------------------------

Gary N. Gieringer............                113,074                                 $307,420

Joseph W. Major..............                113,074                                  307,420

Richard A. Elko..............                67,843                                   184,448

---------------------------
(1) The options in this table have an exercise price of 10.78125 and become exercisable at an annual rate of 20% beginning June 7, 1997. The options will expire ten (10) years from the date of grant.
(2) Based on market value of the underlying stock at the fiscal year end, minus the exercise price. The market price on December 31, 1996 was $13.50.

     The Patriot Bank Employees' Pension Trust. The Company maintains the Patriot Bank Employees' Pension Trust (the "Pension Trust"). The Pension Trust is a non-contributory, defined benefit pension plan which is intended to provide a retirement benefit to participants without regard to the profits of the Company. Contributions to the Pension Trust are determined actuarially. All employees who are expected to be credited with 1,000 or more hours of service during a twelve month period are eligible to participate in the Pension Trust. A participant's retirement benefit, which becomes fully vested after seven years of service, is based upon the participant's highest five annual amounts of compensation during the last ten years of service with the Company ("Annual Average Compensation"). The amount of a participant's annual benefit payable at the normal retirement age of 65 is equal to: 50% of Annual Average Compensation reduced proportionately for less than 20 years of service with the Bank.

     The Company has amended its non-contributory defined benefit pension plan to terminate effective December 31, 1996. It is anticipated that the termination will be settled in 1997 and non-vested benefits will then become vested.

     The following table illustrates annual pension benefit payable at age
65 under the Pension Trust at various levels of compensation and years of service assuming 100% vested benefits and assuming the Plan was not terminated. Benefits shown are on a "straight life" annuity basis (i.e., payment during the life of the participant with no continuing payments following the employee's death) and are not subject to further reduction for Social Security or other offset amounts. As of December 31, 1996, Messrs. Gieringer and Major had 9 years and 1 years of credited service, respectively. Mr. Elko had no years of credited service.

                                                                 Amount of Annual Retirement Benefit
                                                                       With Credited Service of:
                          --------------------------------------------------------------------------------------------------
      Participant's
         Average                  10              15              20              25              30              35
     Compensation(1)            Years            Years           Years           Years           Years           Years
     ------------               -----            -----           -----           -----           -----           -----
             $ 20,000            5,000           7,500          10,000          10,000          10,000          10,000
               40,000           10,000          15,000          20,000          20,000          20,000          20,000
               60,000           12,000          18,000          24,000          30,000          30,000          30,000
               80,000           16,000          24,000          32,000          40,000          40,000          40,000
              100,000           20,000          30,000          40,000          50,000          50,000          50,000
              120,000           24,000          36,000          48,000          60,000          60,000          60,000
              140,000           28,000          42,000          56,000          70,000          70,000          70,000
              150,000(1)        30,000          45,000          60,000          75,000          75,000          75,000

-------------------------

(1) The compensation utilized for formula purposes includes the salary reported in the "Summary Compensation Table.

(2) Under current law, the average final compensation for computing benefits under the Pension Plan cannot exceed $150,000 (indexed for inflation). However, benefits are not reduced below the level of benefits accrued as of December 31, 1992.

     Supplemental Retirement Plan. The Company maintains a non-qualified Supplemental Retirement Plan for the benefit of certain executive officers and directors. The Supplemental Retirement Plan ("SRP") has been adopted by the Company to provide supplemental retirement benefits to selected executives and directors of the Company. Benefits under the SRP vest on a seven year schedule subject to acceleration upon a change in control. The SRP provides a defined benefit payable in fifteen annual installments of an amount which is determined at the discretion of the Board. The participants under the SRP as determined by the Personnel Compensation/Benefits Committee are Messrs. Gieringer, Major, Elliott and Thren. The SRP provides for an early start to payment of the installments in the event of disability, death prior to retirement, retirement or a change in control. The SRP is unfunded for purposes of its tax treatment, however, the Company has entered into certain life insurance contracts, the proceeds of which could be used to fund the SRP in the future.

Transactions With Certain Related Persons

     The Company's current policy provides that all loans made by the Company to its directors and officers are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

                     PROPOSAL 2. RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

     The Company's independent auditors for the fiscal year ended December 31, 1996 were Grant Thornton LLP. The Company's Board of Directors has reappointed Grant Thornton LLP to continue as independent auditors for the Company for the year ending December 31, 1997, subject to ratification of such appointment by the shareholders.

     Representatives of Grant Thornton LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

     Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted FOR ratification of the appointment of Grant Thornton LLP as the independent auditors of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.


                             ADDITIONAL INFORMATION


Shareholder Proposals

     To be considered for inclusion in the Company's proxy statement and form of proxy relating to the 1998 Annual Meeting of Stockholders, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders not later than November 24, 1997. Any such proposal will be subject to 17 C.F.R. ss.240.14a-8 of the Rules and Regulations under the Exchange Act.

Notice of Business to be Conducted at an Annual Meeting

     The bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an Annual Meeting. The stockholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to stockholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by stockholders must include the shareholder's name and address, as they appear on the Company's record of shareholders, a brief description of the proposed business, the reason for conducting such business at the Annual Meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Other Matters Which May Properly Come Before the Meeting

     The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.



                                         By Order of the Board of Directors



                                         Paulette A. Strunk
                                         Secretary

Pottstown, Pennsylvania
March 24, 1997



          YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
            WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE
                REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE
                    ACCOMPANYING PROXY CARD IN THE ENCLOSED
                            POSTAGE-PAID ENVELOPE.

                                REVOCABLE PROXY
                               PATRIOT BANK CORP.


[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 24, 1997
                         2:00 p.m. Eastern Standard Time
The undersigned hereby appoints the official proxy committee of the Board of Directors of Patriot Bank Corp. (the "Company"), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on April 24, 1997, at 2:00 p.m. Eastern Standard Time, at Brookside, Prospect and Adams Streets, Pottstown, Pennsylvania, and at any and all adjournments thereof, as follows:

1.   The election as directors of all nominees        FOR       VOTE WITHHELD
     listed (except as marked to the                  [_]            [_]
     contrary below)

     John H. Diehl, Samuel N. Landis and
     Joseph W. Major

INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the line provided below:




2.   The ratification of the appointment            FOR     AGAINST     ABSTAIN
     of Grant Thornton LLP as independent           [_]       [_]         [_]
     auditors of Patriot Bank Corp. for
     the fiscal year ending December 31, 1997.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" EACH OF THE
LISTED PROPOSALS.



Please be sure to sign and date          Date
 this Proxy in the box below.            ----------------------------

   Stockholder sign above           Co-holder (if any) sign above

--------------------------------------------------------------------------------
    Detach above card, sign, date and mail in postage paid envelope provided.


                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

              This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

              The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated March 24, 1997 and of the Annual Report to Stockholders.

              Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.





            PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.